                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                      November 6, 2000 (October 23, 2000)

                             OMNI NUTRACEUTICALS, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        UTAH                   0-18160                      87-046822

(STATE OF OTHER JURISDICTION   (COMMISSION               (IRS EMPLOYER
   OF INCORPORATION)           FILE NUMBER)             IDENTIFICATION NO.)


                             5310 BEETHOVEN STREET
                             LOS ANGELES, CA 90066
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 306-3636

                                      N/A
         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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                           OMNI NUTRACEUTICALS, INC.

                               TABLE OF CONTENTS
                                      FOR
                           CURRENT REPORT ON FORM 8-K

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Item 5.    Other Events                                             3

Item 7.    Exhibits                                                 4

Signature
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ITEM 5

OTHER EVENTS

On October 23, 2000, the Company entered into Waiver and Amendment No. 4 ("Waiver") to Secured Credit Agreement, amending the Secured Credit Agreement ("Agreement") dated June 10, 1999 between the Company and First Source Financial, LLP, its secured lender.


The amendments covered by the Waiver include the following:
a. Waiver of the events of default existing as of the date of the Waiver.
b. Revision of the definition of "borrowing Base" in the Agreement to effectively permit the Company to borrow up to the maximum credit of $7 million extended under the revolving portion of the total credit line.
c. Extension of the term of the Agreement from April 30, 2001 to July 30, 2002.
d. Deferral of monthly principal payments called for under the Agreement, as amended, between October 2000 and May 2001, with the total amount so deferred becoming payable on July 15, 2001 in the amount of $1,750,000.
e. Granting the Company complete use of the proceeds of the equity offering completed on October 27, 2000 for working capital purposes.
f. Charging the Company a fee for the restructuring of the indebtedness of approximately $131,000, payable in six equal monthly installments beginning April 15, 2001.

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A copy of the press release is attached hereto as an Exhibit.

ITEM 7

EXHIBITS

10.28 Press Releases-November 1, 2000.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OMNI NUTRACEUTICALS, INC.

Date: November 6, 2000                           By: /s/ Klee Irwin
                                                 -----------------------
                                                 Klee Irwin
                                                 Chief Executive Officer



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